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                                                                    EXHIBIT 23.3


               Consent of Ernst & Young LLP, Independent Auditors

The Board of Directors
Hyseq, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to this Employee Stock Purchase Plan of Hyseq, Inc. of our report dated February 2, 2000, with respect to the consolidated statements of operations, stockholders equity and cash flows for the year ended December 31, 1999, included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
November 18, 2002